SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 14, 2002

UNITED SURGICAL PARTNERS INTERNATIONAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32837 (Commission File Number)	75-2749762 (I.R.S. Employer Identification Number)

15305 Dallas Parkway Suite 1600 Addison, Texas (Address of principal executive offices)		75001 (Zip code)

Registrant’s telephone number, including area code:  (972) 713-3500

Not Applicable

(Former name or former address, if changed since last report)

Item 7(c).                 EXHIBITS

99.1                        News Release

99.2                        News Release

Item 9.                     REGULATION FD DISCLOSURE

Attached hereto are copies of news releases dated October 14, 2002 and October 15, 2002 describing United Surgical Partners International, Inc.’s acquisition of a majority ownership interest in an ambulatory surgery center in northern Ohio and a minority ownership interest in an ambulatory surgery center in Fort Worth, Texas, respectively.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

United Surgical Partners International, Inc.

	By:	/s/ Mark A. Kopser
Mark A. Kopser
Senior Vice President and
Chief Financial Officer
(Principal Financial Officer and duly authorized
to sign this report on behalf of the Registrant)
Date: October 15, 2002

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